Exhibit 99.1

 FOR IMMEDIATE RELEASE

CHAIRMAN'S MESSAGE FROM NICOLET BANKSHARES, INC.
ROBERT B. ATWELL, CHAIRMAN, PRESIDENT AND CEO
As of July 21, 2020

The second quarter of 2020 was the most complex and volatile in our company’s history. The overall results were very positive. There remains ample cause for concern about the long term impact of COVID-19 on our customer base, but what we see most clearly in this quarter is the strength and resilience of our core franchise. In keeping with the SEC’s guidance urging companies to provide more insight into how COVID-19 is affecting operations now and into the future, this letter will provide more depth regarding how the pandemic impacted our second quarter results, as well as the actions we have taken to both react to the pandemic and prepare the company for an uncertain future.

During the second quarter, we recognized net income of $13.5 million compared to $10.6 million during first quarter and the balance sheet expanded since year-end 2019 from $3.6 billion in assets to $4.5 billion on June 30, 2020. We saw no material degradation in our current asset quality metrics. We are in a period of dramatic volatility and these numbers are not easy to understand or interpret.

As we entered the quarter, we had deliberately strengthened our cash on deposit at the Federal Reserve by $200 million. We were concerned about a liquidity crunch. After the CARES Act and the related Paycheck Protection Program (“PPP”), we are now experiencing a flood of liquidity. The quarter ended with $823 million in cash and cash equivalent assets (mostly overnight deposits at the Federal Reserve). We expected our income statement to be adversely impacted by the pandemic. There were some significant impacts both positive and negative, but the net results are far more positive than we expected in April.

As the first quarter ended, we increased our loan loss provision to $3 million for the quarter and continued to provide at that level in second quarter. While we track and analyze many aspects of our loan portfolio, this increased provisioning since the pandemic started had little to do with what we currently observe within our customer base. Rather, it largely came down to an assessment of how our customer base will perform in the fourth quarter of 2020 and into 2021. Between now and then there is simply too much distortion introduced by the virus itself and the ocean of federal liquidity flowing in, through and around both consumers and businesses. Over 50% of our loan portfolio consists of operating businesses and the buildings they own and occupy. These “C&I” customers typically have strong balance sheets and operate as “essential” businesses on a breakeven or better level. There was notable strength among suppliers of food, paper and packaging, which represent a large portion of our regional economy. We originated over $340 million in PPP loans exclusively to our customers during the second quarter. The PPP loans represented nearly 12% of our loans at June 30, 2020. As the terms of forgiveness have been clarified by the SBA, nearly all of this is going to convert to equity in businesses that remained profitable. At this time, these customers have paid down lines of credit or simply left the cash in their deposit accounts. As happened in the prior recession, our customer base has taken steps to cut costs and get more liquid. PPP loans and cash are the biggest drivers of the growth in our asset base from $3.7 billion to $4.5 billion since March 31.

The PPP program has clearly delayed the day of reckoning for many of these businesses, as well as impaired our ability to foresee problems. Since the pandemic started, over 900 loans (88% commercial and 12% retail), were provided payment modifications on loans totaling $447 million (67% interest only and 33% full payment deferrals) generally for 90 to 120 days. As of July 9, 24% of these have returned to normal payment structures, 11% received a secondary extension to interest only for up to 90 more days (after bringing accrued interest current), and the remainder should end their initial modification periods by early September. By far the hardest hit businesses are in the small independent retail businesses. In our prior communication we emphasized that much of our hospitality customer base is in the northern tourist centered areas of Door County and the north central Wisconsin lake country. The question 90 days ago was whether there would be a summer season. As we write in mid-summer, there definitely is a strong season underway. As happened in 2009, people are enthusiastically spending their money closer to home, a trend which favors northern Wisconsin. Outdoor recreation is strong, in general, benefiting the manufacturing, retail and service sectors operating in that segment. The modified NFL season will, however, dampen the normally positive impact of Packer games in the Green Bay metropolitan market.

Through the first 6 months of 2020 our loan loss provision of $6 million equates to about 25bp (or 50bps annualized) of our loan balances excluding the PPP loans. Research analyst estimates of cumulative loan losses for the next 6 quarters for the 200 largest publicly traded banks range from 50bps to 5%. As Wells, Chase and others release second quarter results, we see they are providing between 1.5% and 2% of loan balances for the first two quarters. Historically our bank has experienced far lower levels of losses, reflecting the nature of the economy, the culture of the people who live here, the quality of our loan mix, and the strength of our underwriting and management of credit. We will continue to closely scrutinize our loan portfolio, but the liquidity and the operating performance of our borrowers simply may not warrant more aggressive provisioning at this time. Public markets clearly expect more aggressive provisioning. We are not going to understate current earnings because higher loss expectations are effectively already priced into our stock. If we see further deterioration, we will act accordingly within the period this becomes apparent. In the first two quarters, our level of provisioning reflected a substantial measure of preparation for what was both unknown and unknowable. We now have about four months of real time, pandemic-related data on the operating businesses that comprise the heart of our loan portfolio. We see their income statements and we have their cash deposits on our balance sheet. There remains plenty of anxiety and fear about the future, but not to the level that gripped our customer base in April.

COVID-19 has sharpened our focus on configuring our company to more efficiently and effectively meet future customer needs. We closely evaluated our branch network for redundancy and closed seven (18%) of our 39 branches permanently during this quarter. This resulted in elimination of 56 positions representing nearly 10% of our workforce. These, together with operational cost saves, will result in approximately $3 million of savings annually but did result in $1.7 million of charges related to the branch closures in second quarter. The locations closed were all reasonably close in proximity to other branch locations and resulted in only minor customer dislocation.

The Federal Reserve cut interest rates by 225bps between June 30, 2019 and 2020. Such dramatic cuts historically compress banking industry margins and spread, the main source of earnings for banks. We reported an interest rate spread decline of 95bps between the comparative second quarter periods, but the bulk of that is attributable to the expansion of the balance sheet during this quarter, largely in low-earning cash. The $0.3 billion of PPP loans, approximately $0.3 billion of PPP proceeds retained in noninterest-bearing demand deposits, and our own $0.2 billion liquidity build executed in March and April (at a 1% net negative spread), are the biggest drivers of that growth in our asset base. Without the PPP loans and related cash bloat actions, our underlying spread decline between the comparable second quarter periods would be a fraction of that reported, despite the fall in rates. We are feeling the pressure of lower rates but are doing remarkably well holding this core earnings stream. This reflects our widespread use of rate floors in our lending and the strength and granularity of our core deposit base.

The strength and profitability of our mortgage and retail banking operation is in full display in the second quarter with nearly $10 million in secondary market revenue. We continue to lead the market in northeast

Wisconsin and unlike many banks, our mortgage operation is highly profitable. Our mortgage originators are actually bankers, as opposed to commissioned sales people. Our people get a good salary and are eligible for bonus, consistent with our other revenue generators. Like all our customer-facing staff, they sell and deliver on our bank’s relationship value-proposition. Mortgage is not only profitable in its own right, but is our most consistent source of new retail relationships. Residential real estate markets remain strong but will naturally moderate as the season matures in the back half of the year.

We will be closing on the Advantage Community Bank acquisition in August, adding four new locations to our central Wisconsin footprint. This has been an exceptionally seamless acquisition. They run a very fine bank and are aligned with the Nicolet approach to the business. Overall, we expect the M&A environment to reactivate in the coming quarters, but for now the uncertainty and the need to focus internally on our customers has slowed down but not halted ongoing discussions with the relevant parties.

In summary, we have increased our level of internal and external communication as the pandemic has matured. There remains considerable volatility and plenty of reasons to remain guarded about the future. As of mid-July, we have much more information than we did at the time of our first quarter release in April. Our C&I customer base is demonstrating its characteristic resilience, strengthened by the PPP loans which are converting to equity. The loans that went on modified terms early in the crisis are now resuming payments at a good pace. Our northern recreation markets are stressed more by their own caution than by regional demand for outdoor recreation. Consumer real estate remains strong, as does loan quality. Our loan yield excluding PPP loans is showing resilience in the face of rate declines, and our fee income sources are holding strong while led by the mortgage origination area. We have taken proactive steps to contain costs and gain both efficiency and effectiveness. We have increased provisioning in anticipation of unforeseeable loan problems, but there is no current evidence of a need for more aggressive provisioning. Our work force is back, working on site with the thoughtful prudence appropriate for the medical risk. We had over 200 tellers processing over 38,000 transactions per week through our drive-through locations. We tested two-thirds of our workforce (including all tellers) as our offices opened back up and had no positive cases. We have since had a handful of employees test positive from exposure outside our locations, yet zero incidents of internal spread so far. Our core values have been the foundation behind our management of these challenges. The future is challenging, but we have confidence in our values, our customers and each other.

Forward-Looking Statements “Safe Harbor” Statement Under the Private Securities Litigation Reform Act of 1995
This Chairman’s Message (“Message”) contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, which Congress passed in an effort to encourage companies to provide information about their anticipated future financial performance. This act protects a company from unwarranted litigation if actual results are different from management expectations. This report reflects the current views and estimates of future economic circumstances, industry conditions, company performance, and financial results of the management of Nicolet. These forward-looking statements are subject to a number of factors and uncertainties which could cause Nicolet’s actual results and experience to differ from the anticipated results and expectations expressed in such forward-looking statements, and such differences may be material. Forward-looking statements speak only as of the date they are made and Nicolet does not assume any duty to update forward-looking statements. There are a number of factors that could cause our actual results to differ materially from those projected in such forward-looking statements.

In addition to factors previously disclosed in Nicolet’s reports filed with the SEC and those identified elsewhere in this Message, these forward-looking statements include, but are not limited to, statements about (i) Nicolet’s expected COVID-19 pandemic response and how its operations and financial condition may change as a result of the COVID-19 pandemic; (ii) the expected impact on the broader economy with regard to the effects of the COVID-19 pandemic and the government’s response to the COVID-19 pandemic; (iii) Nicolet’s plans, objectives, expectations and intentions and other statements contained in this report that are not historical facts; and (iv) the expected transaction between Nicolet and Advantage. Other statements identified by words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” “estimates,” “targets,” “projects” or words of similar meaning generally are intended to identify forward-looking statements. These statements are based upon the current beliefs and expectations of Nicolet’s management and are inherently subject to significant business, economic and competitive risks and uncertainties, many of which are beyond their control. In addition, these forward-looking statements are subject to assumptions with respect to future business strategies and decisions that are subject to change. Actual results may differ from those indicated or implied in the forward-looking statements and such differences may be material.